Exhibit 99.1

IHS Inc. Announces Full-Year and Fourth-Quarter 2005 Results

ENGLEWOOD, Colo., – January 12, 2006 – IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the full year and fourth quarter ended November 30, 2005.  Revenue for fiscal 2005 was $476.1 million, representing an increase of 21 percent compared to $394.0 million for fiscal 2004.  Net income for fiscal 2005 was $41.8 million, or $0.75 per diluted share, compared to $61.3 million, or $1.11 per diluted share, for fiscal 2004.  Revenue for the fourth quarter of fiscal 2005 totaled $126.0 million, representing an increase of six percent over fourth-quarter 2004 revenue of $118.4 million. Net income for the fourth quarter of 2005 decreased 39 percent to $16.4 million, or $0.29 per diluted share, compared to fourth-quarter 2004 net income of $26.9 million, or $0.49 per diluted share.  Full-year and fourth-quarter 2004 net income amounts include an after-tax gain of $23.0 million, or $0.42 per diluted share related to the sale of an investment in an affiliate.  IHS generated approximately $48.3 million and $11.5 million of cash flow from operations in the full year and fourth quarter of 2005, respectively.  The company also successfully completed an initial public offering during the fourth quarter of 2005.

Adjusted EBITDA totaled $86.7 million for fiscal 2005, up 17 percent compared to $74.4 million in fiscal 2004.  Adjusted EBITDA totaled $28.6 million in the fourth quarter of 2005, up 15 percent from $24.8 million in the fourth quarter of 2004.

Adjusted EBITDA, a non-GAAP financial measure, is used by management to measure operating performance.  EBITDA is defined as net income plus net interest, taxes, depreciation and amortization.  Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing operating performance (as further described in the attached financial schedules).  Management believes that it is useful to eliminate these items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance.  Management believes that investors may find adjusted EBITDA useful for the same reasons, although investors are cautioned that non-GAAP financial measures, such as adjusted EBITDA, are not a substitute for GAAP disclosures.

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP).  Reconciliations of comparable GAAP measurements to non-GAAP measurements, such as EBITDA and adjusted EBITDA, are provided within the schedules attached to this release.

“We believe that our strong results in 2005 demonstrate that we are meeting the needs of an expanding market,” said Charles Picasso, IHS President and CEO.  “We grew the top line organically in both of our Energy and Engineering business segments by expanding our subscription base. We also enhanced our product offerings, including integrating several smaller strategic acquisitions, enhanced content and functionality of some of our existing products, continued to drive efficiencies across the organization, and generated significant cash flows.  We are leveraging our global opportunity by providing customers with one-stop access to critical information and insight in our targeted industries.”

Full-Year 2005

Our 21-percent overall revenue growth in 2005 was primarily comprised of eight-percent organic growth and 10-percent growth from acquisitions completed within the last year.  Drivers of organic growth included expansion in the subscription base and strong demand for services and decision-support tools.  Revenue within our Energy segment increased 30 percent in fiscal 2005 to $242.3 million, compared to $185.8 million in 2004. Organic revenue growth contributed 13 percentage points of the increase.  The balance of revenue growth was primarily driven by acquisitions. Engineering segment revenue increased 12 percent in fiscal 2005 to $233.8 million, compared to $208.2 million in 2004. Organic revenue growth contributed three percentage points of the increase.  The remainder of Engineering’s revenue growth was primarily driven by the combination of acquisitions and the unwinding of a joint venture.

Fourth-Quarter 2005

Overall revenue growth for IHS in the fourth quarter of 2005 was primarily attributable to six-percent organic growth.  One important item affecting the year-over-year organic revenue growth comparison was a seasonal standards product in our Engineering division, which is released and primarily sold in the fourth quarter once every three years — including our fiscal 2004, when it accounted for $3.7 million of revenue.  Excluding this product release from the comparison, organic growth was nine-percent.  Drivers of organic growth included expansion of the subscription base and strong growth rates within our services businesses.  Energy segment revenue increased 11 percent in the fourth quarter of fiscal 2005 to $63.4 million, compared to $57.2 million in the comparable fiscal 2004 fourth quarter.  That segment’s organic revenue growth contributed substantially all of the increase.  Engineering segment revenue increased two percent in the fourth quarter of fiscal 2005 to $62.6 million, compared to $61.3 million in the comparable 2004 fourth quarter. Engineering segment’s organic revenue growth was flat compared to the prior year, but adjusting for the same product mentioned above, Engineering organic growth would have been seven-percent.

Balance Sheet

IHS ended the 2005 fiscal year with $132.4 million of cash and cash equivalents on the balance sheet, and virtually no debt.

“Our balance sheet provides us with financial flexibility which, when coupled with our solid operating results and cash flows, supports our growth strategies for the future,” stated Michael Sullivan, Senior Vice President and CFO.

Outlook (forward-looking statement)

IHS currently anticipates organic revenue growth in a range of seven-to-nine percent for the full year fiscal 2006 ending November 30, 2006.  The company further expects adjusted EBITDA to grow ten-to-thirteen percent for the full year fiscal 2006.  Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance, such as the net periodic pension and postretirement benefits and the estimated cost of restricted stock grants.

“Building on our robust fourth-quarter and full year results, we believe we are positioned well for fiscal 2006, in terms of our strong financial performance and progress in implementing our strategic and operational plans to enhance IHS’ role as a global leader and growth company,” said Mr. Picasso.

As previously announced, IHS will hold a conference call to discuss fourth quarter and full year results on January 12, 2006, at 3:00 p.m. MST (5:00 p.m. EST).  The conference call will be simultaneously webcast on the company’s website (www.ihs.com).

IHS FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov <http://www.sec.gov/>  or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is one of the leading global providers of critical technical information, decision-support tools and related services to customers in a number of industries including energy, defense, aerospace, construction, electronics, and automotive through two operating segments, Engineering and Energy. Our Engineering and Energy segments each represent approximately one-half of IHS’ total revenues. We serve customers ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries. Our customers rely on our offerings to facilitate decision making, support key processes and improve productivity. We have been in business for more than 45 years and employ more than 2,300 people around the world.

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IHS and IHS Energy are registered trademarks of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2005 IHS Inc.  All rights reserved.

Investor Relations Contact:

Jane Okun

IHS Inc.

303-397-2747

jane.okun@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	As of November 30,
	2004	2005
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,452	$132,365
Short-term investments	—	27,223
Accounts receivable, net	117,873	136,950
Deferred subscription costs	25,727	27,918
Deferred income taxes	12,173	11,351
Other	11,625	10,638
Total current assets	291,850	346,445

Non-current assets:
Property and equipment, net	49,591	46,580
Intangible assets, net	26,821	27,456
Goodwill, net	301,880	296,394
Prepaid pension asset	81,242	88,516
Other	1,260	1,765
Total non-current assets	460,794	460,711
Total assets	$752,644	$807,156

Liabilities and stockholders’ equity
Current liabilities:
Short-term capital leases	$48	$—
Accounts payable	39,516	41,625
Accrued compensation	28,869	20,135
Accrued royalties	26,307	26,139
Other accrued expenses	28,262	34,975
Income tax payable	9,114	7,726
Deferred subscription revenue	140,120	149,552
Risk management liabilities	—	2,705
Total current liabilities	272,236	282,857

Long-term debt and capital leases	607	262
Accrued pension liability	7,531	6,824
Accrued post-retirement benefits	18,740	20,278
Deferred income taxes	11,533	15,044
Other liabilities	8,065	4,402
Minority interests	1,209	309
Deferred stock units and restricted shares with put rights	11,672	—

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 44,078,231 and 41,250,000 issued and outstanding at November 30, 2005 and 2004, respectively	413	441
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at November 30, 2005 and 2004	138	138
Class C common stock, $1.00 par value per share, 1,000 shares authorized, issued and held in treasury at November 30, 2004	—	—
Additional paid-in capital	122,300	168,196
Retained earnings	301,887	343,684
Accumulated other comprehensive loss	(3,687)	(10,486)
Unearned compensation	—	(24,793)
Total stockholders’ equity	421,051	477,180
Total liabilities and stockholders’ equity	$752,644	$807,156

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended November 30,		Years Ended November 30,
	2004	2005	2004	2005
	(Unaudited)			(Unaudited)
Revenue:
Products	$100,251	$104,487	$352,367	$395,830
Services	18,189	21,545	41,602	80,287
Total revenue	118,440	126,032	393,969	476,117

Operating expenses:
Cost of revenue:
Products	43,783	43,993	150,357	176,049
Services	10,876	13,857	29,643	51,572
Compensation expense related to equity awards	4,437	324	4,437	551
Total cost of revenue	59,096	58,174	184,437	228,172
Selling, general and administrative	39,018	40,099	136,529	162,860
Depreciation and amortization	2,908	2,880	9,642	11,419
Restructuring and other charges	—	1,306	—	13,703
Compensation expense related to equity awards	17,065	1,403	17,065	4,721
Gain on sales of assets, net	(497)	—	(5,532)	(1,331)
Impairment of assets	1,972	—	1,972	—
Net periodic pension and post-retirement benefits	(1,447)	(1,310)	(5,791)	(4,091)
Earnings in unconsolidated subsidiaries	(43)	(51)	(437)	(129)
Other expense (income), net	(202)	(578)	3,173	(1,059)
Total operating expenses	117,870	101,923	341,058	414,265

Operating income	570	24,109	52,911	61,852
Gain on sale of investment in affiliate	26,601	—	26,601	—
Interest income	554	932	1,140	3,485
Interest expense	(196)	(75)	(450)	(768)
Non-operating income (expense), net	26,959	857	27,291	2,717
Income from continuing operations before income taxes and minority interests	27,529	24,966	80,202	64,569
Provision for income taxes	543	(7,878)	(16,644)	(20,376)
Income from continuing operations before minority interests	28,072	17,088	63,558	44,193
Minority interests	(221)	(132)	(275)	(146)
Income from continuing operations	27,851	16,956	63,283	44,047
Discontinued operations:
Loss from discontinued operations, net	(920)	(598)	(1,969)	(2,250)
Net income	$26,931	$16,358	$61,314	$41,797
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.51	$0.31	$1.15	$0.80
Diluted (Class A and Class B common stock)	$0.51	$0.30	$1.15	$0.79
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$(0.02)	$(0.01)	$(0.04)	$(0.04)
Diluted (Class A and Class B common stock)	$(0.02)	$(0.01)	$(0.04)	$(0.04)
Net income per share:
Basic (Class A and Class B common stock)	$0.49	$0.30	$1.11	$0.76
Diluted (Class A and Class B common stock)	$0.49	$0.29	$1.11	$0.75
Weighted average shares:
Basic (Class A common stock)	41,250	41,435	41,250	41,345
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	55,000	56,061	55,000	55,895
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended November 30,
	2004	2005
		(Unaudited)
Operating activities
Net income	$61,314	$41,797
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	9,882	11,655
Compensation expense related to equity awards (non-cash portion)	11,872	5,272
Gain on sales of assets, net	(5,532)	(1,331)
Gain on sale of investment in affiliate	(26,601)	—
Impairment of assets	1,972	—
Net periodic pension and post-retirement benefits	(5,791)	(4,091)
Minority interests	275	(168)
Deferred income taxes	(1,424)	4,531
Tax benefit from equity compensation plans	—	295
Change in assets and liabilities:
Accounts receivable, net	4,557	(26,088)
Other current assets	(11,755)	(2,922)
Accounts payable	(15,208)	5,033
Accrued expenses	26,232	(3,044)
Income taxes	1,035	963
Deferred subscription revenue	16,152	16,388
Net cash provided by operating activities	66,980	48,290
Investing activities
Capital expenditures on property and equipment	(4,444)	(5,662)
Change in other assets	4,485	(4,171)
Purchase of investments	—	(28,384)
Sales and maturities of investments	—	1,101
Acquisitions of businesses, net of cash acquired	(70,331)	(3,518)
Proceeds from sales of assets and investment in affiliate	104,893	1,331
Net cash provided by (used in) investing activities	34,603	(39,303)
Financing activities
Net payments on debt	(157)	(390)
Cash dividends	(1,843)	—
Net cash used in financing activities	(2,000)	(390)
Foreign exchange impact on cash balance	818	(684)
Net increase in cash and cash equivalents	100,401	7,913
Cash and cash equivalents at the beginning of the year	24,051	124,452
Cash and cash equivalents at the end of the year	$124,452	$132,365

IHS INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended November 30,		Years Ended November 30,
	2004	2005	2004	2005
	(Unaudited)			(Unaudited)

Energy revenue	$57,158	$63,395	$185,792	$242,312
Engineering revenue	61,282	62,637	208,177	233,805
Revenue	$118,440	$126,032	$393,969	$476,117

Energy operating income	$9,008	$14,215	$35,225	$53,003
Engineering operating income	11,617	11,617	32,984	17,993
Total segment operating income	20,625	25,832	68,209	70,996
Adjustments:
Corporate-level restructuring and other charges	—	(1,306)	—	(9,297)
Compensation expense related to equity awards	(21,502)	(1,727)	(21,502)	(5,272)
Gain on sales of corporate assets, net	—	—	413	1,334
Net periodic pension and post-retirement benefits	1,447	1,310	5,791	4,091
Operating income	$570	$24,109	$52,911	$61,852

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Three Months Ended November 30,		Years Ended November 30,
	2004	2005	2004	2005
	(Unaudited)			(Unaudited)

Net income	$26,931	$16,358	$61,314	$41,797
Interest income	(554)	(932)	(1,140)	(3,485)
Interest expense	196	75	450	768
Provision for income taxes	(543)	7,878	16,644	20,376
Depreciation and amortization	2,908	2,880	9,642	11,419
EBITDA	28,938	26,259	86,910	70,875
Compensation expense related to equity awards	21,502	1,727	21,502	5,272
Restructuring and other charges	—	1,306	—	13,703
Gain on sales of assets, net	(497)	—	(5,532)	(1,331)
Impairment of assets	1,972	—	1,972	—
Net periodic pension and post-retirement benefits	(1,447)	(1,310)	(5,791)	(4,091)
Gain on sale of investment in affiliate	(26,601)	—	(26,601)	—
Loss from discontinued operations, net	920	598	1,969	2,250
Adjusted EBITDA	$24,787	$28,580	$74,429	$86,678

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended November 30,
	2004		2005
	After-tax	Per share	After-tax	Per share
	(Unaudited)

Compensation expense related to equity awards	$13,557	$0.25	$931	$0.02
Restructuring and other charges	—	—	888	0.02
Gain on sales of assets, net	(308)	(0.01)	—	—
Net periodic pension and post-retirement benefits	(877)	(0.02)	(534)	(0.01)
Loss from discontinued operations, net	920	0.02	598	0.01
Gain on sale of investment	(23,009)	(0.42)	—	—

	Years Ended November 30,
	2004		2005
	After-tax	Per share	After-tax	Per share
	(Unaudited)

Compensation expense related to equity awards	$13,557	$0.25	$3,315	$0.06
Restructuring and other charges	—	—	10,574	0.19
Gain on sales of assets, net	(3,430)	(0.06)	(826)	(0.02)
Impairment of assets	1,223	0.02	—	—
Net periodic pension and post-retirement benefits	(3,511)	(0.06)	(2,404)	(0.04)
Loss from discontinued operations, net	1,969	0.04	2,250	0.04
Gain on sale of investment	(23,009)	(0.42)	—	—